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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM 8-K
                                 _______________

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2008
                                 _______________

                              LOGICA HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                _______________

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


              0-50621                                   86-0787790
     (Commission File Number)              (I.R.S. Employer Identification No.)


 82 Avenue Road, Toronto, Ontario, Canada                 M5R 2H2
 (Address of Principal Executive Offices)               (Zip Code)

                                 (416) 929-5798
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)
                                _______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Entry Into A Technology License Agreement With Dolphin Entertainment, Inc.
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      On Wednesday, May 28, 2008, Logica Holdings, Inc., a Nevada corporation
("Logica") entered into a Social Network Platform License Agreement (the "Agreement") with Dolphin Entertainment, Inc., a Florida corporation ("Dolphin").

      Set forth below is a summary of the Agreement. This summary is not complete, and is qualified in its entirety by reference to the full text of the Agreement (attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference). Readers should thoroughly review the actual text of the Agreement for a more complete understanding of the terms and conditions of this transaction.

      Pursuant to the Agreement, Logica granted to Dolphin a three (3) year (the "Term") exclusive, royalty-free, license to use Logica's social networking platform featuring biometric access-protection (the "Platform") to build subscription-based social networks for the children's and young adults' demographic (the "Demographic"). Dolphin, in turn, agreed to exclusively employ the Platform for the creation of all of its social networking properties targeting the Demographic (collectively, the "Dolphin Sites") during the Term. Dolphin further agreed to attribute technology credit to Logica on all of the Dolphin Sites in the form of a "Powered by Logica" logo and link to Logica's website.

      Additionally, pursuant to the Agreement, Logica granted to Dolphin the right to promote, operate and manage the on-line content for the Anne's Diary and Anne's Teens social networking Web properties (currently under license to Anne's World, Inc., a wholly owned subsidiary of Logica) as well as for any future social networking websites targeting the Demographic that Logica and its subsidiaries may launch in the future during the Term (collectively, the "Logica Sites").

      The Agreement further provides that during the Term, Logica and Dolphin mutually granted to each other the right and license to use each others' trademarks, logos and designs. Dolphin will also have the right to sublicense the Platform to third parties seeking to build private labeled social networking properties targeting the Demographic.

      In consideration for the mutual rights and obligations contained in the Agreement, Logica and Dolphin agreed to a revenue sharing arrangement covering the revenues to be generated from the operation of both the Dolphin Sites and the Logica Sites (Collectively the "Sites"). The Agreement contemplates an even (50%-50%) participation in any gross user-subscription revenues generated and actually received by Dolphin in connection with Dolphin's operation of the Dolphin Sites and the Logica Sites, provided that the revenue share amount payable to Logica may not be less than one dollar ($1.00) per month per subscriber (the "Fee Floor"). After twelve (12) months from the effective date of the Agreement, the Fee Floor will be subject to review and may be adjusted upward mutually by Logica and Dolphin. Revenue generated by (i) any advertisement displayed on the Sites, and (ii) the sale of premium content or merchandise on the Sites will be shared by Logica and Dolphin as may be mutually agreed in the future.

      On June 3, 2008, Logica issued a press release announcing the execution of the Agreement. A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

      The following Exhibits are filed as part of this report:

      EXHIBIT
      NO.         DESCRIPTION

      1.1 Social Networking Platform License Agreement by and between Logica Holdings, Inc. and Dolphin Entertainment, Inc. dated May 28, 2008.

      99.1        Press Release issued by Logica Holdings, Inc. on June 3, 2008.





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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 3, 2008                                  LOGICA HOLDINGS, INC.


                                                     By: /s/Pino G. Baldassarre
                                                         -----------------------
                                                     Pino G. Baldassarre
                                                     Chief Executive Officer







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                                  EXHIBIT INDEX


      EXHIBIT
      NO.         DESCRIPTION

      1.1 Social Networking Platform License Agreement by and between Logica Holdings, Inc. and Dolphin Entertainment, Inc. dated May 28, 2008.

      99.1        Press Release issued by Logica Holdings, Inc. on June 3, 2008.









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